As filed with the Securities and Exchange
Commission on August 22, 2000.              Registration Statement No. 333-42420
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933
                               -------------------
                                  ConAgra, Inc.
             (Exact name of registrant as specified in its charter)
      Delaware                                            47-0248710
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                               One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                                 (402) 595-4000

                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                               James P. O'Donnell
              Executive Vice President and Chief Financial Officer
                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                                 (402) 595-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   Copies to:
                            David L. Hefflinger, Esq.
                      McGrath, North, Mullin & Kratz, P.C.
                       Suite 1400, One Central Park Plaza
                              Omaha, Nebraska 68102
                           --------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                              19,903,321 Shares of
                                  CONAGRA, INC.
                                  Common Stock
                                ($5.00 Par Value)
                             ----------------------

         The selling stockholders of ConAgra, Inc. listed on page 6 may offer or sell up to 19,903,321 shares of common stock from time to time. The selling stockholders acquired their shares of common stock in connection with a business acquisition. See "Selling Stockholders."

         Sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. See "Plan of Distribution."

         We will not receive any of the proceeds of any sale of the shares of common stock. We will pay for all expenses relating to the distribution of shares of common stock except that the selling stockholders will pay their own underwriting discounts and selling commissions.

         Our common stock is listed on the New York Stock Exchange under the symbol "CAG". On August __, 2000, the last reported sales price of our common stock on the New York Stock Exchange was $_________ per share.

         Our executive offices are located at One ConAgra Drive, Omaha, Nebraska 68102 and our telephone number is (402) 595-4000.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

August __, 2000

                                TABLE OF CONTENTS

Forward Looking Statements ................................................    1
The Company ...............................................................    1
Description of Capital Stock ..............................................    2
Selling Stockholders ......................................................    6
Plan of Distribution ......................................................   10
Experts  .....................................................................11
Legal Matters .............................................................   11
Where You Can Find More Information .......................................   11


         You should rely only on the information contained in this prospectus and in the material we file with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with any other information that is different. We are offering to sell, and seeking offers to buy, the securities described in this prospectus only where offers and sales are permitted. The information contained in this prospectus and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of the securities.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements in the documents incorporated by reference in this prospectus. The statements reflect management's current views and estimates of future economic circumstances, industry conditions, our performance and financial results. The statements are based on many assumptions and factors including availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital and actions of governments. Any changes in such assumptions or factors could produce significantly different results.

                                   THE COMPANY

         We are one of the world's largest food companies. As North America's largest foodservice manufacturer and second-largest retail food supplier, we compete in multiple segments of the food business and focus on adding value for customers in the retail food, foodservice, and agricultural products channels. We report our financial results in three main segments: Packaged Foods, Refrigerated Foods, and Agricultural Products.

         In the Packaged Foods segment, we produce shelf-stable foods, frozen foods and dairy case products for retail and foodservice markets. Shelf-stable products include tomato products, cooking oils, popcorn, soup, puddings, meat snacks, canned beans, canned pasta, mustard, canned tuna, cocoa mixes, peanut butter and ethnic products. Frozen foods include dinners, entrees, potato products, snacks, ice cream and seafood. Dairy case products include tablespreads, cheeses, egg alternatives and dessert toppings. Packaged Foods brands include Act II, Banquet, Blue Bonnet, Chef Boyardee, County Line, Fleischmann's, Gulden's, Healthy Choice, Hunt's, La Choy, Marie Callender's, Orville Redenbacher's, PAM, Parkay, Peter Pan, Reddi-wip, Slim Jim, Snack Pack, Swiss Miss, Van Camp's and Wesson.

         In the Refrigerated Foods segment, we produce and market branded processed meats and deli meats, fresh meat and poultry products for retail, foodservice and export markets. Our processed and deli meat products include hot dogs, bacon, ham, sausages, cold cuts, turkey products and kosher products. Our fresh meat products include beef, pork and lamb. Our poultry businesses include chicken and turkey products. Refrigerated Foods brands include Armour, Butterball, Cook's Country Pride, Decker, Eckrich, Healthy Choice, Hebrew National and Swift Premium. We own Australia Meat Holdings Pty Ltd., a major Australian beef processor and exporter.

         In the Agricultural Products segment, our major crop inputs business distributes crop protection chemicals, fertilizers and seeds at wholesale and retail levels. In the ingredients sector, we primarily process and distribute ingredients for food products and meat and poultry production. Our ingredient processing businesses include flour, oat and dry corn milling, barley malting, and specialty food ingredient manufacturing and marketing. We trade grain, dry edible beans and peas, fertilizer and other commodities. We have Agricultural Products operations in Canada, Australia, Europe, Asia and Latin America, as well as in the U.S.

         Acquisitions have contributed substantially to our sales and earnings growth, both in the years of acquisition and in subsequent years. Major acquisitions have included United Agri Products, Banquet Foods, Country Pride Foods, Peavey Company, Monfort of Colorado, Morton, Chun King and Patio frozen foods businesses, SIPCO (formerly Swift Independent Packing Company), the assets of Armour Food Company, Pillsbury's grain merchandising business, eight U.S. flour mills acquired from International Multifoods, Beatrice Company, the assets of Elders' beef, malt and wool business in Australia, Golden Valley Microwave Foods, Universal Frozen Foods, MC Retail Foods, Van Camp's canned bean and Wolf Brand chili businesses, Canada Malting Company, Gilroy Foods, GoodMark Foods, Nabisco's margarine and egg alternative businesses, Seaboard Poultry and International Home Foods. We anticipate that we will continue to grow internally and through acquisitions.

         We are a Delaware corporation with executive offices located at One ConAgra Drive, Omaha, Nebraska 68102-5001, telephone (402) 595-4000.

                          DESCRIPTION OF CAPITAL STOCK

General

       Our authorized capital stock consists of 1,200,000,000 shares of ConAgra common stock, par value $5.00 per share and an aggregate of 18,050,000 shares of various series of preferred stock. The shares of preferred stock are issuable in one or more series created by our board of directors, which in creating any series is given authority to fix the voting rights, dividend rate, redemption provisions, liquidation preferences and conversion provisions. On July 31, 2000 there were 492,326,241 shares of ConAgra common stock outstanding. No shares of preferred stock are currently issued and outstanding.

Dividends on ConAgra Capital Stock

       ConAgra Common Stock Dividend Policy. We have paid cash dividends on our common stock each year since 1976. Our present policy is to continue to pay quarterly cash dividends on our common stock and dividend payments, over time, are expected to average in the range of 30 to 35 percent of cash earnings. The payment of dividends and their amount will, however, be dependent upon our earnings, financial position, cash requirements and other factors deemed relevant by our board in its discretion, including the satisfaction of preferred stock dividend requirements.

       Dividend Rights. The board of directors may declare and pay dividends on ConAgra common stock out of surplus or net profits. It is anticipated that any issuance of preferred stock would contain provisions granting the shares so issued a preference over the common stock as to the payment of dividends.

ConAgra Common Stock

       The holders of ConAgra common stock are entitled to one vote for each share. Upon liquidation, the holders of ConAgra common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of ConAgra common stock and will subject the ConAgra common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

       The shares of ConAgra common stock offered under this prospectus will be fully paid and non-assessable. ConAgra common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to the common stock. Holders of ConAgra common stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of ConAgra.

Voting Rights in Specific Cases

       Article XIV of the ConAgra certificate of incorporation requires, with specific exceptions, a 75% affirmative vote of ConAgra's stock to approve (1) a merger or consolidation with, (2) the issuance or transfer of securities of ConAgra in exchange for assets, securities or cash to, or (3) the sale of all or a substantial part of the assets of ConAgra to another person, corporation or other entity, that owns beneficially, directly or indirectly, 5% or more of ConAgra's outstanding capital stock entitled to vote generally in the election of directors. The 75% voting requirement does not apply if a majority of the outstanding shares of all classes of capital stock of the other corporation entitled to vote generally in the election of directors, considered as one class, is owned of record or beneficially by ConAgra or its subsidiaries, the transaction was approved by a majority of ConAgra's board of directors prior to the time that the other entity became a beneficial owner of 5% or more of
ConAgra's outstanding shares, or if the transaction is approved by a three-fourths vote of ConAgra's board of directors at any time prior to its consummation.

       Article XV of the ConAgra certificate of incorporation requires the approval of 95% of ConAgra's stock entitled to vote in the election of directors, voting as one class, for any business combination with any other entity, if, as of the applicable record date, the other entity is the beneficial owner directly or indirectly of 30% of the outstanding shares of ConAgra stock entitled to vote. The 95% voting requirements shall be inapplicable if fair price, dividend, proxy, and other procedures detailed in Article XV have been observed by the other entity since it acquired 30% control. Article XV cannot be amended, altered, changed or repealed without a 95% vote of all stockholders of ConAgra entitled to vote in an election of directors, considered as one class, unless the amendment, alteration, change or repeal is recommended to the stockholders by a vote of 80% of the directors who would be eligible to serve as "continuing directors" as that term is defined in Article XV.

       Article XVI of the ConAgra certificate of incorporation prescribes relevant factors, including social and economic effects on employees, customers, suppliers and other constituents of ConAgra, to be considered by the board of directors when reviewing any proposal by another corporation to acquire or combine with ConAgra.

       Article XVII of the ConAgra certificate of incorporation requires that any action required or permitted to be taken by ConAgra's stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by the stockholders.

       Article XVIII of the ConAgra certificate of incorporation provides in general that any direct or indirect purchase by ConAgra or any subsidiary of ConAgra of any of its voting stock, as defined in Article XVIII, or rights to acquire voting stock, known to be beneficially owned by any person or group that holds more than 3% of a class of its voting stock, referred to in this paragraph as an interested stockholder, and that has owned the securities being purchased for less than two years, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the voting stock, excluding voting stock held by an interested stockholder. Article XVIII is intended to prevent "greenmail," which is a term used to describe the accumulation of a block of a corporation's stock by a speculator and the subsequent attempt by the speculator to coerce the corporation into repurchasing its shares, typically at a substantial premium over the market price.

         Article VII requires that the ConAgra board of directors consist of nine to sixteen members divided into three classes of as nearly equal size as possible. The terms of the directors are staggered so that the terms of approximately one-third of the directors expire at each annual election of directors. The provisions of Article VII may not be amended without (1) the affirmative vote of 80% of all outstanding voting stock or (2) the affirmative vote of a majority of outstanding voting stock and the affirmative vote of at least 75% of the board of directors.

         Article VII,  Article XIV,  Article XV,  Article XVI,  Article XVII and
Article XVIII may be deemed to have anti-takeover effects. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of ConAgra. These provisions may also make more difficult an attempt by a stockholder or other entity to remove management. Furthermore, the provision for a classified board of directors may make more difficult removal of directors, even when removal is considered desirable.

Rights Dividend

         On July 12, 1996, the board of directors of ConAgra declared a dividend of one preferred share purchase right, referred to in this document as a right, for each outstanding share of ConAgra common stock for stockholders of record on July 24, 1996. The one right for each outstanding share of ConAgra common stock was adjusted to one-half right for each share effective October 1, 1997 as a result of an adjustment made following a two-for-one stock split of the ConAgra common stock.

         The rights will expire on July 12, 2006. The rights are represented by the ConAgra common stock certificates and are not exercisable or transferable apart from the ConAgra common stock certificates except upon the occurrence of events described below. Pursuant to the rights agreement, the exercise price and the number of shares of preferred stock or other securities or other property issuable are subject to adjustment in the event of stock splits, stock dividends and other distributions and customary antidilution provisions. All shares of ConAgra common stock issued between July 24, 1996 and the earlier of (1) July 12, 2006, (2) the date on which the rights are redeemed and (3) a date generally ten days after a share acquisition date, as defined below, will receive rights.

         Each right entitles the registered holder to purchase from ConAgra one one-thousandth of a share of series A junior participating class E preferred stock, without par value, of ConAgra at a price of $200 per one one-thousandth of a share of preferred stock, subject to adjustment. The description and terms of the rights are set forth in a rights agreement dated as of July 12, 1996, as the same may be amended from time to time, between ConAgra and ChaseMellon Shareholder Services, L.L.C., as rights agent.

         The rights become exercisable on the earlier to occur of (1) ten days following announcement that a person or group, referred to in this document as an acquiring person, has acquired 15% or more of the ConAgra common stock, the date of the announcement being called the "share acquisition date", or (2) ten business days following the commencement of, or announcement of an intention to make, a tender offer for 15% or more of the ConAgra common stock.

         Shares of preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 2000 times the dividend declared per share of ConAgra common stock. In the event of the liquidation, dissolution or winding up of ConAgra, the holders of the preferred stock will be entitled to a minimum preferential payment of $100 per share, plus any accrued but unpaid dividends, but will be entitled to an aggregate payment of 2000 times the payment made per share of ConAgra common stock. Each share of preferred stock will have 2000 votes, voting together with the ConAgra common stock. In the event of any merger, consolidation or other transaction in which outstanding shares of ConAgra common stock are converted or exchanged, each share of preferred stock will be entitled to receive 2000 times the amount received per share of ConAgra common stock.

         Because of the nature of the preferred stock's dividend, liquidation, voting and other rights, the value of the one one-thousandth interest in a share of preferred stock purchasable upon exercise of each right should approximate the value of two shares of ConAgra common stock.

         In the event that any person or group becomes an acquiring person, the rights agreement provides that each holder of a right, other than an acquiring person, will subsequently have the right to receive, upon exercise, shares of ConAgra common stock having a value of twice the exercise price of the right.

         In the event that, after a person or group has become an acquiring person, (1) ConAgra engages in a merger or other business combination transaction in which ConAgra is not the surviving company or (2) 50% or more of ConAgra's assets or earning power is sold, the rights agreement provides that each holder of a right shall subsequently have the right to receive, upon exercise, shares of common stock of the acquiring company having a value of twice the exercise price of the right.

         At any time after any person or group becomes an acquiring person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by the acquiring person of 50% or more of the outstanding shares of ConAgra common stock, the board of directors of ConAgra may exchange the rights, other than rights owned by the acquiring person which will have become void, in whole or in part, for shares of ConAgra common stock or preferred stock, or a series of ConAgra's preferred stock having equivalent rights, preferences and privileges.

         At any time on or prior to the share acquisition date, ConAgra may redeem the rights at a redemption price of $.01 per right.




                              SELLING STOCKHOLDERS

         We acquired International Home Foods, Inc. on August 24, 2000 and the selling stockholders named below received an aggregate of 19,903,321 shares of ConAgra common stock. The shares of ConAgra common stock listed for C. Dean Metropoulos includes 2,085,798 shares issuable upon the exercise of options. All of the shares of ConAgra common stock listed below are being offered in this prospectus.

                                                           Shares of ConAgra
         Selling Stockholders                                 Common Stock
--------------------------------------------            ------------------------
C. Dean Metropoulos                                             2,325,342
Thomas O. Hicks                                                   295,766
Thomas O. Hicks, Jr. 1984 Trust                                     2,119
John Alexander Hicks 1984 Trust                                     2,119
Mack Hardin Hicks 1984 Trust                                        2,119
Robert Bradley Hicks 1984 Trust                                     2,119
William Cree Hicks 1992 Trust                                       2,120
Catherine Forgrave Hicks 1993 Trust                                 2,120
Michael J. Levitt & Dede S. Levitt                                 20,365
Constellation Energy Group, Inc. Pension Plan                      61,515
Bankers Trust as Trustee for Chrysler Corporation
   Master Retirement Trust                                        307,576
Barclays Capital Ventures Inc.                                     92,273
BT Investment Partners, Inc.                                      209,390
Chemical Investments, Inc.                                        246,060
Citicorp North America, Inc.                                       61,515
Public Employees Retirement Association of Colorado             1,230,302
Kleinwort Benson Holdings, Inc.                                    43,061
Dresdner Kleinwort Benson Portfolio Holdings, LLC                  18,455
Cornerstone Private Equity, L.P.                                  307,576
First Chicago Investment Corp.                                    184,545
Spring Capital Corporation                                         61,515
HBH Investments, LLC                                               30,758
R. D. and Joan Dale Hubbard Foundation                             30,758
Lamar Hunt Trust Estate                                            30,758
Hunt Financial Corporation                                         30,758
Lowe Interests, LP                                                 64,587
Zenith Strategic Income Trust                                     153,788
MVE, Inc.                                                         153,788
State Treasurer of the State of Michigan                        1,393,473
Northwest Airlines, Inc. Defined Benefit Master Trust             307,576
Westcoast & Co.                                                   615,151
Pan Capital Partners Limited                                       30,758
Swiss American Corporation                                        153,788
The University of Chicago                                         123,030
WSW 1996 Buyout Fund, L.P.                                        615,151
WSW 1996 Buyout Fund, L.P. II                                      92,273
Kal Zeff                                                           73,818
Illinois Power Company Retirement Income Trust                     61,515
CES - HM III/Taiwan Participation, L.P.                            31,373
Combined Insurance Company of America                             153,788
Natexis Investment Corp.                                           61,361
Crow Family Partnership, L.P.                                      76,736
Acquisition Fund Three, L.P.                                       61,510
Fojtasek Capital, Ltd.                                             18,408
Wingfoot Corporation as Trustee for The Goodyear Tire &
   Rubber Company Common Trust for the Collective
   Investment of Retirement Plan Funds                            306,804
Holmes Family Venture, Ltd.                                        18,408
J.M. Bryan Family Trust                                             6,136
John M. & Florence E. Bryan Trust UAD 8/19/91                       6,136
JVG Partners                                                       12,272
The Mount Sinai Hospital                                           61,515
Atlantic Equity Corporation                                       153,189
Northern Trust as Trustee for the Pfizer Master Trust              92,273
Palmetto Partners, Ltd.                                            61,361
The Black and Decker Defined Benefit Plan Master Trust C/O
  State Street Bank and Trust Company as Trustee                   92,041
Ronald G. Steinhart                                                 6,152
Tangent LLC                                                        18,455
J. McDonald Williams                                                6,136
State Street Corp. as Trustee for American Airlines Fixed
  Benefit Trust                                                   153,011
Auda Capital L.P.                                                 123,030
Thomas O. Hicks                                                    24,835
John R. Muse                                                       24,181
Jack D. Furst                                                      12,189
HarbourVest VI Buyout Ltd.                                        122,409
Southern Methodist University                                      61,515
Societe Generale Investment Corporation                           153,011
BancBoston Investments, Inc.                                       61,083
State of Connecticut Retirement Plans and Trust Funds             916,245
NatWest Markets Equity Corporation                                152,708
The Northwestern Mutual Life Insurance Company                    152,708
UBS Capital LLC                                                   153,788
Arkansas Teacher Retirement System                                461,363
Capital Guidance (Placements) Ltd.                                 61,515
Floatboard & Co.                                                1,222,177
Bost & Co.                                                         92,273
Peter L. Kellner                                                   12,303
Teachers' Retirement System of Louisiana                        1,222,177
MVE, Inc.                                                         153,788
The Mitsubishi Trust and Banking Corporation                       61,109
Hassie Hunt Trust                                                  24,444
Haroldson L. Hunt Jr. Trust Estate                                 18,333
Margaret Hunt Trust Estate                                         12,222
Lyda Hunt-Margaret Trusts, Lyda Hill                                3,055
Lyda Hunt-Margaret Trusts, Al G. Hill Jr.                           3,055
SLRB-1                                                             12,222
South Ferry #2, LP                                                 21,388
Wolfson Equities                                                    9,166
WEKENDU Investments, LLC                                            9,166
Comprehensive Investment Services, Inc.                            30,555
Thomas M. Dunning                                                   3,667
Carson Private Capital Fund I, L.P.                                18,333
Masco Capital Corporation                                          92,273
Mike McKool, Jr.                                                    6,151
Tracor, Inc. Employees Retirement Plan                             92,272
Growth Shares Ltd.                                                 12,221
Thomas O. Hicks                                                   769,809
Muse Family Enterprises, Ltd.                                     433,551
Muse Children's GS Trust                                           75,882
Charles W. Tate                                                   509,433
Jack D. Furst                                                     475,472
Lawrence D. Stuart, Jr.                                           135,578
Alan B. Menkes                                                    118,425
Michael J. Levitt & Dede S. Levitt                                135,578
David B. Deniger                                                   40,673
Cesar A. Baez                                                      29,836
Peter S. Brodsky                                                    7,459
Daniel S. Dross                                                    18,247
Jeffry S. Fronterhouse                                             18,134
David W. Knickel                                                    7,459
Patrick K. McGee                                                   27,919
Eric C. Neuman                                                     32,242
Dan H. Blanks                                                      37,294
Andrew S. Rosen                                                    29,836
Salim Family Enterprises, Ltd.                                     29,836
Miguel A. Noriega                                                  12,504
Frederick W. Brazelton                                              3,931
John P. Civantos                                                    3,499
Hoon Cho                                                            1,792
HM3 Coinvestors, L.P.                                             394,555
Hicks, Muse & Co. Partners, L.P.                                   29,162
Gene H. Bishop                                                        910
Citicorp North America, Inc.                                       18,194
FSI Corporation                                                     8,876
Lamar Hunt Trust Estate                                             7,911
Pacific Life Insurance Company                                      3,354
Fayez Sarofim                                                       8,876
Societe Generale Investment Corp.                                  18,194
Kenneth F. Yontz                                                    1,731
Melanie Levitt Trust - 1996                                         1,003
Stephen A. Levitt Trust - 1996                                      1,002
Andrew S. Rosen                                                     5,469

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the common stock from time to time:

   o in one or more types of transactions (which may include block transactions) on the New York Stock Exchange;
   o in the over-the-counter market;
   o in negotiated transactions;
   o through put or call options transactions relating to the shares of ConAgra common stock;
   o through short sales of shares of ConAgra common stock; or
   o a combination of such methods of sale.

         Sales may be made at market prices, prevailing at the time of sale, or at negotiated prices. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The shares may also be sold by pledgees, donees, transferees or other successors in interest of a selling stockholder.

         Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of ConAgra common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         ConAgra has agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of ConAgra common stock against certain liabilities, including liabilities arising under the Securities Act of 1933.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which includes delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933. Selling stockholders also may resell all or a portion of the shares of ConAgra common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.

                                     EXPERTS

         The financial statements and the related financial statement schedule of ConAgra as of May 30, 1999 and May 31, 1998, and for each of the three years in the period ended May 30, 1999, incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference in this registration statement, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of ConAgra common stock offered hereby has been passed upon for ConAgra by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the contents of the documents, you should obtain the documents yourself by following the procedures described below.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement that contains this prospectus, are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and information that we file subsequently with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

   o  Annual Report on Form 10-K for the fiscal year ended May 30, 1999
   o Quarterly Reports on Form 10-Q for the quarters ended August 29, 1999, November 28, 1999 and February 27, 2000
   o  Current Reports on Form 8-K dated June 22, 2000 and August 24, 2000
   o  Registration Statement on Form 8-A, as amended, filed on October 1, 1997

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                          Investor Relations Department
                          ConAgra, Inc.
                          One ConAgra Drive
                          Omaha, Nebraska 68102-5001
                          (402) 595-4157

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth estimated expenses to be incurred by ConAgra in connection with the offering described in this registration statement:

                     Item                               Amount
Registration Fee                                       $ 129,479
Printing Expenses*                                       $ 2,000
Accounting Fees and Expenses*                            $10,000
Legal Fees and Expenses*                                 $15,000
Miscellaneous Expenses*                                  $ 3,521

    TOTAL*                                             $ 160,000
---------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article V of the Certificate of Incorporation of ConAgra, ConAgra shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnity and reimburse pursuant thereto. No director shall be liable to ConAgra or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after September 18, 1986. A director shall continue to be liable for (1) any breach of a director's duty of loyalty to ConAgra or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate
Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

         The by-laws of ConAgra provide for indemnification of ConAgra officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving ConAgra in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ConAgra.

         ConAgra also maintains a director and officer insurance policy which insures the officers and directors of ConAgra and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

ITEM 16. LIST OF EXHIBITS.

Exhibit

Number                                 Description

4.1 ConAgra's Certificate of Incorporation, as amended, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

4.2 ConAgra's By-Laws, as amended, incorporated herein by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

4.3 Rights Agreement dated July 12, 1996, incorporated herein by reference to ConAgra's current report on Form 8-K dated July 12, 1996.

4.4 Certificate of Adjustment dated October 1, 1997 to Rights Agreement, incorporated herein by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

4.5 Amendment to Rights Agreement dated as of July 10, 1998, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 31, 1998.

4.6      Form  of  Common Stock Certificate, incorporated herein by reference to
         Exhibit 4.4 of ConAgra's Registration Statement on Form S-3 (33-63081).

5.1      Opinion of McGrath, North, Mullin & Kratz, P.C.

23.1     Consent  of  McGrath,  North,  Mullin  & Kratz, P.C. (to be included in
         Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.

24       Powers of Attorney.*
-------------
*  previously filed

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, ConAgra, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 22nd day of August, 2000.

                                        CONAGRA, INC.

                                    By: /s/  Bruce C. Rohde
                                        Bruce C. Rohde
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933 this amendment to registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of August, 2000.

         Signature                            Title

/s/ Bruce C. Rohde                  President, Chief Executive Officer
Bruce C. Rohde                      and Director

/s/ James P. O'Donnell              Executive Vice President and Chief Financial
James P. O'Donnell                  Officer (Principal Financial Officer)

/s/ Jay D. Bolding                  Senior Vice President and Controller
Jay D. Bolding                      (Principal Accounting Officer)

C. M. Harper*                       Director
Robert A. Krane*                    Director
Mogens Bay*                         Director
Carl E. Reichardt*                  Director
Ronald W. Roskens*                  Director
Marjorie M. Scardino*               Director
Walter Scott, Jr.*                  Director
Kenneth E. Stinson*                 Director
Clayton K. Yeutter*                 Director

* Bruce C. Rohde, by signing his name hereto, signs this amendment to registration statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bruce C. Rohde to sign this registration statement on behalf of each of the indicated Directors of ConAgra, Inc. was previously filed hereto as Exhibit 24.

                                    By:  /s/ Bruce C. Rohde
                                         Bruce C. Rohde
                                         Attorney-In-Fact

                                INDEX OF EXHIBITS

Exhibit

Number                       Description

4.1 ConAgra's Certificate of Incorporation, as amended, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

4.2 ConAgra's By-Laws, as amended, incorporated herein by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

4.3        Rights   Agreement  dated  July  12,  1996,  incorporated  herein  by reference to ConAgra's current report on Form 8-K dated July 12, 1996.

4.4 Certificate of Adjustment dated October 1, 1997 to Rights Agreement, incorporated herein by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

4.5 Amendment to Rights Agreement dated as of July 10, 1998, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 31, 1998.

4.6        Form of Common Stock Certificate, incorporated herein by reference to
           Exhibit  4.4  of  ConAgra's   Registration   Statement  on  Form  S-3
           (33-63081).

5.1        Opinion of McGrath, North, Mullin & Kratz, P.C.

23.1       Consent  of  McGrath,  North, Mullin & Kratz, P.C. (to be included in
           Exhibit 5.1).

23.2       Consent of Deloitte & Touche LLP.

24         Powers of Attorney.*

------------
* previously filed